Exhibit 1

Securities Exchange Agreement and Plan of Exchange

BETWEEN

OpenLimit, Inc.

AND

ZAG Holding AG

AND

Shareholders of ZAG Holding AG

DATED

June 19th, 2007

                                SECURITIES EXCHANGE AGREEMENT AND PLAN OF EXCHANGE

THIS SECURITIES  EXCHANGE  AGREEMENT AND PLAN OF EXCHANGE  ("Agreement")  is entered into as of June 19th, 2007, by and between OpenLimit,  Inc.  ("Company"),  a Florida corporation,  and ZAG Holding AG ("ZAG"), a Swiss company and the shareholders of ZAG, all of whom are non-US residents.

WITNESSETH:

WHEREAS,  the shareholders of ZAG (as detailed in Exhibit A hereto, the  "Shareholders")  own 600,000 common shares of ZAG, which shares  constitute 100% of the outstanding  ownership or right to ownership of ZAG (the "ZAG Shares")
there being no outstanding preferred shares, warrants or options to purchase shares of ZAG; and

WHEREAS,  the  Company  desires to acquire  from the  Shareholders,  and the  Shareholders  desire to convey to the
Company,  all of the ZAG Shares in exchange for an aggregate of 21,000,000  post 50:1 reverse split Company  shares of common stock,  par value $0.01,  of the Company (the "Company  Shares"),  whereby ZAG will become a wholly-owned subsidiary of the Company; and

WHEREAS,  ZAG is the sole shareholder of SunVesta  Projects and Management AG, SunVesta Turistik Yatirim ve Ticaret
A.S. and SunVesta Tourism Costa Rica Ltda.

NOW, THEREFORE, in consideration of the premises and of the mutual  representations,  warranties and agreements set forth herein, the parties hereto agree as follows:

                                                     ARTICLE I
                                          DEFINITIONS AND INTERPRETATION

1.1      Defined  Terms.  Unless  otherwise  specifically  defined  in  this  Agreement  or the  context  otherwise requires, capitalized terms used in this Agreement shall have the following meanings:

         1.1.1    "Affiliate" or  "Affiliated"  means,  in relation to any party,  any company or other  commercial entity or person which  directly or  indirectly  controls,  is  controlled  by or is under common control with such party or any of such party's  directors,  managers,  supervisors  or management personnel.

         1.1.2    "Agreement"  means this agreement,  the recitals  hereto and all Exhibits and Schedules  attached to this Agreement,  in each case, as they may be amended or  supplemented  from time to time, and the expressions "hereof",  "herein",  "hereto",  "hereunder",  "hereby", and similar expressions, when  used in this  Agreement,  refer  to this  Agreement  as a whole  and not to any  particular provision  of this  Agreement;  and  unless  otherwise  indicated,  references  to  sections  and subsections are to sections and subsections in this Agreement.

1.1.3    "Applicable Law" means any domestic or foreign statute, law, ordinance,  regulation,  by-law or order that applies to the Company or ZAG.

1.1.4    "Assets" means all of the properties,  rights and assets of ZAG including, without limitation,  Inventory, cash and cash equivalents,  all investments,  accounts receivable,  Goodwill,  Lands, Fixed Plant and Equipment, Personal Property and the ZAG Contracts.
Securities Exchange Agreement          Page 1

         1.1.5    "Business" means the worldwide  business of identifying,  purchasing,  financing,  developing and marketing luxury real estate tied to the hospitality industry.

         1.1.6    "Business Day" means any day other than a Saturday,  a Sunday or a day on which  chartered  banks in the United States of America are authorized or obligated by law to close.

         1.1.7    "Closing Date" has the meaning set forth in subsection 2.6.

         1.1.8    "Commission" means the Securities and Exchange Commission.

         1.1.9    "ZAG Contracts" means those material agreements listed in Schedule 3.1.15 hereto.

         1.1.10   "Employees" means all persons engaged in the Business  including  employees,  employees on leave, contract employees and owner-operators, if any.

         1.1.11   "Encumbrance" means any encumbrance of any kind whatever and includes,  without  limitation,  any adverse claim, security interest,  mortgage, lien,  hypothecation,  pledge,  assignment,  charge, trust or deemed  trust  (whether  contractual,  statutory  or  otherwise  arising),  or any other right,  option or claim of others  affecting  the Assets,  and any  covenant or other  agreement, restriction or limitation on the transfer of the Assets.

         1.1.12   "Environmental  Laws" includes all applicable laws,  statutes,  regulations,  by-laws,  rules and
                  Orders of any  Governmental  Authority  where ZAG has  carried on  business  and the common  law, relating,  in whole or in part,  to the  environment,  and  includes  those laws  relating to the storage,  generation, use, handling,  manufacture,  processing,  transportation,  import, export, treatment, release or disposal of any Hazardous Substance.

         1.1.13   "Environmental  Permits"  includes  all  certificates,   approvals,   consents,   authorizations,
                  registrations,  and licenses issued, granted, conferred,  created or required by any Governmental
                  Authority pursuant to any Environmental Laws.

         1.1.14   "Facilities" means the offices of ZAG located at Dammstrasse 19, Zug, Switzerland CH-6300 and any other offices which ZAG utilizes.

         1.1.15   "Fixed Plant and Equipment"  means all plant,  machinery and equipment  situated on the Lands, if any.

         1.1.16   "Governmental  Authority"  includes any domestic or foreign  government  whether state,  federal, provincial,  or municipal  and any  governmental  agency,  governmental  authority,  governmental tribunal or governmental commission of any kind whatsoever.

         1.1.17 "Goodwill" means:

                  1.1.17.1  all customer lists, contracts, files, records and outstanding quotations;

                  1.1.17.2  all trade marks  (registered  or not),  trade  names,  designs,  URL and domain  names, logos,  industrial design  applications and copyrights  (registered or not) used in the
                            Business;
Securities Exchange Agreement          Page 2

                  1.1.17.3 all trade secrets and confidential information of ZAG in relation to the Business;

                  1.1.17.4 all know-how of the Business including:

                             1.1.17.4.1    all  information  of a scientific or technical  nature  whether in oral, written, graphic, machine readable, electronic or physical form; and

                             1.1.17.4.2    all patterns,  plans,  designs,  research data,  research  plans,  trade secrets and other proprietary know-how,  processes,  formulas, drawings, technology,  blue  prints,  flow  sheets,  equipment  and  parts  lists, instructions, manuals, records and procedures.

         1.1.18   "Hazardous Substance" means any hazardous waste, hazardous substance,  hazardous material,  toxic substance,  dangerous  substance or dangerous good or contaminant as defined or identified in any
                  Environmental Law.

         1.1.19   "Inventory"  means all  inventories  of products  relating to the  Business,  all  supplies,  and equipment relating thereto.

         1.1.20   "Lands"  means  the  lands  leased  by  ZAG  in  relation  to  the  Business  including,  without limitation, the lands on which the Facilities are located.

         1.1.21 "Loss" means any and all loss,  liability,  damage,  cost or expense actually  suffered or incurred by a party  resulting from the subject  matter of any claim,  including the costs and expenses of any action, suit, proceeding,  demand,  assessment,  judgment,  settlement or compromise relating thereto  (including  legal  fees  on a  solicitor's  and his own  client  basis),  net of any tax savings arising as a result of expensing the same,  less the amount of any judgment  awarded as a result of any counterclaim or set-off relating to that claim.

         1.1.22   "Order" means any order,  judgment,  injunction,  decree,  award or writ of any court,  tribunal, arbitrator,  Governmental  Authority,  or other person who is authorized to make legally  binding determinations.

         1.1.23   "Permits" means all permits, licenses,  authorizations,  agreements or understandings relating to the Business and issued by any Governmental  Authority,  or to which any  Governmental  Authority is a party, including, without limitation, the Environmental Permits.

         1.1.24   "Personal  Property" means all of the equipment,  vehicles,  machinery,  furniture,  chattels and other  tangible  personal  property  used in the  Business as at the Closing Date and any and all operating manuals, warranty information or other documentation relating thereto.

         1.1.25   "Pollution"  means  any type of  environmental  damage or  contamination  which  contravenes  any
                  Environmental  Law,  including,  without  limiting the generality of the foregoing,  damage to or contamination  by any substance,  waste, or goods  including,  without limiting the generality of the foregoing, any Hazardous Substance.

         1.1.26   "Securities Act" means the United States Securities Act of 1933, as amended
Securities Exchange Agreement          Page 3

         1.1.27   "Taxes" means all taxes and similar governmental charges, including:

                  1.1.27.1    state,   federal,   provincial,   municipal  and  local,  foreign  or  other  income,
                              franchise,   capital,  real  property,  personal  property,   withholding,   payroll,
                              employer  health,  transfer,  sales,  use, excise,  goods and services,  consumption, countervail  and value  added  taxes,  all other  taxes of any kind  relating  to the
                              Company,  ZAG or the  Business  and imposed by any  Governmental  Authority,  whether disputed or not; and

                  1.1.27.2    assessments,  charges,  duties,  fees, imposts,  levies or other governmental charges and interest, penalties or additions associated therewith.

         1.1.28 "Tax  Returns"  means all  reports,  returns and other  documents  filed or required to be filed by the Company or ZAG in  relation to the  Business in respect of Taxes or in respect of or pursuant to any domestic or foreign federal,  provincial,  state,  municipal,  territorial or other taxing statute.

1.2      Gender and Number.  The terms  defined in the singular  shall have a  comparable  meaning when used in the plural and vice versa, and words importing gender include all genders.

1.3      Currency.  Unless  specified,  all  references  to currency  in this  Agreement  shall mean United  States dollars.

1.4      Exhibits.  The following Exhibits are attached hereto and form part of this Agreement:

                  Exhibit           Description

                  A                 Shareholders

                  B                 ZAG Financials

                  C                 Company Financials

1.5      Schedules.  The following Schedules are attached hereto and form part of this Agreement:

                  Schedule Description

                  3.1.15            ZAG Material Contracts

                  3.2.15            Company Material Contracts

1.6      Section  Headings.  The section and  subsection  headings  contained in this  Agreement  are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                                                    ARTICLE II
                                                EXCHANGE OF SHARES

2.1      Exchange.  Upon and  subject  to the  terms of this  Agreement,  the  Company  hereby  agrees to issue and deliver the Company  Shares,  which consist of 21,000,000  shares of post 50:1 reverse split common stock, to the  Shareholders  on a pro rata  basis of  thirty  five (35)  shares of common  stock for each one (1)
         common share of ZAG, and ZAG and its  Shareholders  hereby  agree to  exchange,  assign,  transfer and set over the ZAG Shares,  which consist of 600,000 common shares held by the Shareholders,  to the Company, on the Closing Date.  The Company  Shares will be issued  pursuant to the  securities  transaction  exemption afforded  by Section  4(2)  and/or  Regulation  D or  Regulation  S of the  Securities  Act as  restricted securities bearing a restrictive legend.
Securities Exchange Agreement          Page 4

2.2      Fractional  Shares.  The  Company  shall not issue  fractional  Company  Shares  in  exchange  for the ZAG
         Shares, rather the Company will round fractional shares, if any, up to the next whole Company Share.

2.3      Share  Valuation  Price.  The  valuation of the ZAG Shares shall be deemed  equivalent to the valuation of the Company Shares.

2.4      Tax Free.  The  exchange of ZAG Shares for  Company  Shares will be deemed by the parties to be a tax free exchange.

2.5      Resale Restrictions.       The  Company  Shares  issued to the  Shareholders  shall be  subject  to resale restrictions  imposed  pursuant to the Securities Act and thus  restricted for a period of at least twelve
         (12) months from the date of issuance.

2.6      Closing  Date.  The Closing  Date of the  transaction  contemplated  hereby  shall take place on or before
         August 3rd,  2007, at the offices of the ZAG, at 4 p.m.  Central  European  Time or as the parties  hereto may agree.

                                                    ARTICLE III
                                          REPRESENTATIONS AND WARRANTIES

3.1      ZAG. ZAG makes the  representations  and  warranties set out hereto to the Company,  recognizing  that the
         Company is relying on such  representations and warranties in entering into the transactions  contemplated by this Agreement.  All due diligence  searches,  investigations or inspections by the Company,  up to the
         Closing  Date,  are  without  prejudice  to the  Company's  right  to rely  upon the  representations  and warranties  of ZAG in  entering  into the  transactions  contemplated  by this  Agreement.  ZAG  makes the following representations and warranties set out hereto to the Company:

         3.1.1    Formation and  Qualification.  ZAG is a corporation  duly  incorporated,  validly existing and in good  standing  under  the laws of  Switzerland  and the  Canton  of Zug.  ZAG has all  requisite company  power and authority to own,  lease and operate its  respective  properties.  ZAG is duly registered,  licensed or  qualified to carry on the  Business in the  jurisdictions  in which the nature of the Business as now being  conducted by it or the property  owned or leased by it makes such registration, licensing or qualification necessary.

         3.1.2    Authority,  Filings,  Consents and Approvals.  ZAG has all requisite  company power and authority to enter into this  Agreement.  This Agreement has been duly  authorized,  executed and delivered by ZAG, and constitutes a legal, valid and binding  obligation of ZAG,  enforceable in accordance
                  with  its  terms,  subject  to  bankruptcy,   insolvency,  fraudulent  transfer,  reorganization,
                  moratorium and similar laws of general  applicability  relating to or affecting creditors' rights and to general equity  principles.  The  performance by ZAG of the Agreement will not require any consent,  approval,  authorization  or other  action by, or filing with or  notification  to, any governmental  authority  or any other  person,  except for the  approval of the  Shareholders  in accordance with Swiss law.
Securities Exchange Agreement          Page 5

         3.1.3    Capitalization  of ZAG. ZAG has been  authorized to issue  600,000  common  shares,  par value of
                  CHF 1.00 of which  600,000  common shares are issued and  outstanding.  No other classes of stock are authorized or issued.  The ZAG Shares are duly  authorized,  validly  issued,  fully paid and non-assessable and are owned of record and beneficially by the Shareholders.

         3.1.4    The ZAG Shares.  The  Shareholders  have good and valid  title to the ZAG Shares,  free and clear of all  Encumbrances.  There are no  outstanding  options,  warrants  or rights  to  purchase  or acquire,  or securities  convertible into or exchangeable  for, any shares or other securities in the capital of ZAG, and there are no other contracts,  commitments,  agreements,  understandings, arrangements  or restrictions  which require ZAG to issue,  sell or deliver any of its respective shares or other  securities.  The ZAG Shares bear no  restriction on transfer that would prohibit conveyance to the Company.

         3.1.5    Corporate  Records.  All  transactions  of ZAG have been promptly and properly  recorded or filed in or with its respective  books and records,  and the minute books contain complete and accurate records of the meetings and proceedings of Shareholders and managers thereof.

3.1.6    ZAG Directors and Officers.  The directors and officers of ZAG are as follows:

                      Directors

                      Thomas Meier

                      Officers

                      Thomas Meier  Chief Executive Officer

         3.1.7    Liabilities.  Except as shown in its most recent audited and interim  financial  statements  (the
                  "ZAG  Financials"),  attached as Exhibit B hereto,  ZAG has no material  liabilities  of any kind whatsoever,  contingent or  non-contingent,  other than those incurred in the ordinary  course of business,  including,  without limitation,  commercial real estate leases, utilities,  telephone, and legal services.

         3.1.8    Liabilities  at Closing.  Except as may otherwise be set forth in Section 3.1.7 above,  the value of all liabilities of ZAG,  including any exposure under any  guarantees,  at the Closing will be zero.

         3.1.9    Assets.  ZAG  has  good  and  marketable,  legal  and  beneficial  title  to all of the  property comprising its assets as shown on the ZAG Financials,  free and clear of  encumbrances  except as disclosed in the ZAG  Financials.  Such assets  constitute all of the property,  rights and other assets used by ZAG, or which are  necessary or desirable to conduct  ZAG's  business as conducted prior to the date  hereof.  Without  limiting the  generality  of the  foregoing,  certain of the personal  property  or the fixed plant and  equipment  shown in the ZAG  Financials  is leased or otherwise used in ZAG's business subject to any agreement with any third party.
Securities Exchange Agreement          Page 6

         3.1.10   Corporate Records and Financial  Statements.  All material  transactions relating to the Business have been  promptly  and  properly  recorded  or filed in or with ZAG's  books and  records.  The minute  books of ZAG contain  complete and accurate  records of the meetings and  proceedings  of
                  Shareholders and managers thereof.  ZAG has furnished to the Company copies of the ZAG' financial statements,  including  (a) the  audited  balance  sheets of ZAG and the  audited  statements  of income,  changes  in  shareholders'  equity  and  statements  of cash flow for the  period  ended
                  December 31, 2006 and December 31, 2005,  together  with the notes  thereon and the report of its independent  registered public  accountants,  and (b) the three month interim  statements for the period  ended  March 31,  2007.  The  audited  financial  statements  (c) have been  prepared  in conformity with U.S.  generally  accepted  accounting  principles  applied on a consistent  basis from year to year (except as noted otherwise  therein),  and (d) are true and correct and present fairly in all material  respects  the  financial  condition of ZAG and the results of  operations and changes in cash flow of ZAG for the periods to which each relates.

         3.1.11   Environmental  Compliance.  Except in compliance with  Environmental  Laws, ZAG has not caused or permitted,  and ZAG has no knowledge  of, any  material  release or disposal by any person of any
                  Hazardous  Substance on or from any  premises  formerly or presently  used in the  Business.  All
                  Hazardous Substances generated,  handled, stored, treated, processed,  transported or disposed of in the  course  of the  Business  have  been  generated,  handled,  stored,  treated,  processed,
                  transported  or  disposed  of  in  all  material   respects,   in  compliance   with   applicable
                  Environmental Laws and the Environmental Permits.

         3.1.12   Payment of Taxes.  ZAG has paid all Taxes due and  payable in relation  to the  Business  and has paid all assessments that ZAG has received in respect of Taxes.

         3.1.13   Reassessments.  No  reassessments  of Taxes  have been  issued  against  ZAG in  relation  to the
                  Business nor is ZAG aware of any pending or  threatened  assessment  or  reassessment  for Taxes.
                  ZAG has not executed or filed with any Governmental  Authority any agreement extending the period for assessment, reassessment or collection of any Taxes.

         3.1.14   Withholdings.  ZAG has withheld  from each  payment made to any of the  Employees of the Business or former  Employees,  officers and managers,  and to all other persons,  all amounts required by law and will  continue to do so until the  Closing  Date and has  remitted  or will  remit,  such withheld amounts within the prescribed  periods to the appropriate  Governmental  Authority.  ZAG has  charged  and  collected  and has  remitted  or will  remit on a timely  basis  all  Taxes as required by Applicable Law on any sale,  supply or delivery  whatsoever,  made in relation to the
                  Business.

         3.1.15   Contracts.  ZAG is not a party to, or bound by, any material  contract,  agreement or  commitment of any kind in relation to its business other than this Agreement and those  contracts  listed in
                  Schedule  3.1.15.  Schedule 3.1.15 contains an accurate and complete list of all material written and oral  agreements  and  contracts  in effect on the date of this  Agreement  to which ZAG is a party or by which it is  bound.  There  are no  material  contracts  in  formation  or which  are capable  of  subsequent  formation  as a result  of  future  satisfied  conditions.  ZAG has made available to the Company  true and  complete  copies of the  material  contracts  (including  any amendments or modifications thereto).
Securities Exchange Agreement          Page 7

3.1.16   Employees.  Complete and accurate  particulars  of the  Employees  pertaining  to the date of hire of such
                  Employees  and  their  annual  remuneration  and the  names  of those  on long  term  disability, workers'  compensation or leave of absence (if any) will be provided to the Company upon request.
                  ZAG has written employment agreements with the following Employees:

                  Thomas Meier

                  Andrea Stierlin

                  Andre Seiler

                  Carlo Plozza

                  Annette Burger

         3.1.17   Collective/Employment  Agreements.  None of the  Employees  is  employed  under a contract  which cannot be terminated by ZAG, with or without  notice,  including those Employees who are employed on indefinite  hire requiring  reasonable  notice of termination by Applicable  Law. ZAG is not a party, either directly or by operation of law, to any collective bargaining  agreement.  No trade union, council of trade unions,  employee bargaining agency or affiliated  bargaining agent holds bargaining  rights with respect to any of the Employees of the Business by way of  certification, interim  certification,  voluntary  recognition,  or successor rights. There are no threatened or pending union  organizing  activities  involving the Employees and there are no threatened  labor disputes or work stoppages relating to, or connected with, the Business.

         3.1.18   Occupational  Health and Safety.  There are no  outstanding  inspection  orders or charges or any other  Orders made  against  ZAG or the  Business.  ZAG is in  compliance  with all  occupational health and safety  rules and  regulations  in all  material  respects in relation to the Business and there are no outstanding violations of such rules and regulations.

         3.1.19   Insurance.  The Assets are insured by reputable  insurers against  liability,  loss and damage in such amounts and against such risks as is prudent for the Business,  and such insurance  coverage will be continued in full force and effect up to and including  the Closing  Date.  All insurance policies  relating to the  Business  are in full force and effect and ZAG is not in default  with respect to any of the  provisions  contained in any such  insurance  policy.  ZAG is not aware of any events or occurrences  that could  reasonably form the basis for a claim under ZAG's policies of insurance.

         3.1.20   Permits.  ZAG  is in  possession  of  and is in  compliance  with  all  Permits  required  by any
                  Governmental Authority which are necessary to conduct the Business.

         3.1.21   Absence of Legal  Conflicts.  The execution  and delivery of this  Agreement by ZAG does not, and the  performance  of this  Agreement by such  parties of the  transactions  contemplated  by this
                  Agreement will not:

                  3.1.21.1   conflict with or violate the  constituent  documents of ZAG, or any  resolution of the shareholders of ZAG;

                  3.1.21.2   conflict with or violate any Applicable Law; or
Securities Exchange Agreement          Page 8

                  3.1.21.3   result in any breach of or  constitute  a default  (or an event  which with  notice or lapse of time or both would become a default)  under,  or give to others any rights of termination,  amendment,  acceleration or  cancellation  of, or result in the creation of an Encumbrance on any of Assets pursuant to, any note, bond,  mortgage,  indenture, contract,  agreement,  lease,  license,  permit,  franchise  or  other  instrument  or obligation  to which  ZAG is a party  in  relation  to the  Business  or by which  the
                             Business or the Assets is bound or affected,  which, in any such case,  would prohibit or delay such parties'  ability to perform  their  respective  obligations  under this
                             Agreement.

         3.1.22   Litigation.  There  are  no  claims,  actions,  proceedings,  suits,  investigations  or  reviews pending or threatened against ZAG.

         3.1.23   Conduct of Business - Changes.  Since March 31, 2007:

                  3.1.23.1   ZAG has conducted the Business in the ordinary  course,  using  reasonable  efforts to preserve the Business;

                  3.1.23.2   there has not been any  material  adverse  change in the Assets,  affairs or financial condition of the Business;

                  3.1.23.3   ZAG has not:

                             3.1.23.3.1   increased  the  compensation  paid or payable to any of the  Employees or increased  the benefits to which the  Employees  are entitled or provided any new benefits for any such employees; or

                             3.1.23.3.2   modified,  amended or  terminated  any  contract  to which it is or was a party in  relation  to the  Business,  except in the  ordinary  course of business with a view to the best interests of the Business.

         3.1.24   Copies of Documents  etc.  True and complete  copies of the documents  and  agreements  listed in the Exhibits  and  Schedules  hereto have been made  available to the Company and its counsel for review.

         3.1.25   Investment  Intent.  ZAG confirms that the  Shareholders  are  acquiring  the Company  Shares for investment  purposes only and not with a view of immediate  resale or  distribution  and will not resell or  otherwise  transfer or dispose of the Company  Shares  except in  accordance  with the provisions of all Applicable Laws.
Securities Exchange Agreement          Page 9

         3.1.26   Compliance with Securities  Act. ZAG confirms that each of the  Shareholders  will represent in a transmittal  letter (a sample of which is attached  hereto) that (a) the Company Shares are being offered  and sold under the  exemption  from  registration  provided  for in Section  4(2) of the
                  Securities  Act  and/or  Regulation  D or  Regulation  S,  (b)  this  transaction  has  not  been scrutinized by the  Commission or by any  administrative  agency charged with the  administration of the  securities  laws of any state or foreign  country  because of the private  aspects of the offering,  (c) all documents,  records,  and books pertaining to this investment,  have been made available to the shareholder and his  representatives,  if any, and that the books and records of the Company are and will be available upon  reasonable  notice for inspection by the  shareholder during  reasonable  business  hours at its  principal  place of  business,  and (d) this offer to purchase  securities  originated with the ZAG and its  Shareholders  and was not solicited by the
                  Company.

         3.1.27   Securities  Act and  Offshore  Transactions.  ZAG  further  confirms,  for shares  offered  under
                  Regulation S, that the Shareholders will represent and warrant that:

(i)      The  Shareholder  is not a U.S.  person as that term is defined under  Regulation S as  promulgated by the
                           Commission under the Securities Act.

(ii)     At the time the offer was originated, the Shareholder was outside the United States.

(iii)    The Shareholder is purchasing for its own account and not on behalf of any U.S.  person,  and the sale has not been pre-arranged with a buyer(s) in the United States.

(iv)     The  Shareholder  represents  and  warrants  and agrees  that all offers and sales of the  Company  Shares acquired in the  transaction  contemplated  herein,  prior to the expiration of a period commencing on the date of the  transaction  contemplated  herein and ending one (1) year thereafter  will be made in compliance  with the provisions of Regulation S, pursuant to a  registration  statement  under the  Securities  Act or pursuant to an exemption  from registration.

(v)      The Shareholder  acknowledges  that the Company Shares have not been  registered  under the Securities Act and may not be offered or sold in the United States or to U.S.  Persons  during a period commencing on the date of the  transaction  contemplated  herein and ending one (1) year thereafter,  unless  the  securities  are  registered  under  the  Securities  Act or an
                           exemption  from  the  registration   requirements  is  available.  If  the  transfer  is
                           pursuant  to an  exemption  from  registration  under Rule 144 and/or Rule 905 under the
                           Securities  Act,  the  Shareholder  will  present  an  opinion  of  counsel   reasonably
                           satisfactory  to the  Company  to the effect  that the  transaction  is so  exempt.  The
                           Company  Shares are  "restricted  securities"  as defined by Rule 144 and Rule 905.  The
                           Company will affix a legend to the Company Shares to the foregoing effect
Securities Exchange Agreement          Page 10

                  THESE SHARES HAVE NOT BEEN  REGISTERED  UNDER THE  SECURITIES  ACT OF 1933  ("SECURITIES
                  ACT"),  AS AMENDED,  OR UNDER ANY OTHER  STATE OR FOREIGN  GOVERNMENT  SECURITIES  LAWS.
                  THESE SHARES MAY NOT BE SOLD,  PLEDGED,  HYPOTHECATED OR OTHERWISE  TRANSFERRED  WITHOUT
                  REGISTRATION  UNDER  THE  SECURITIES  ACT OR  ANY  OTHER  APPLICABLE  STATE  OR  FOREIGN
                  GOVERNMENT   SECURITIES  LAWS  UNLESS  THE  COMPANY   RECEIVES  AN  OPINION  OF  COUNSEL
                  SATISFACTORY  TO THE  COMPANY  AND ITS  COUNSEL  THAT  SUCH  TRANSFER  DOES NOT  REQUIRE
                  REGISTRATION  UNDER  THE  SECURITIES  ACT OR  ANY  OTHER  STATE  OR  FOREIGN  GOVERNMENT
                  SECURITIES LAWS.

3.2      Company.  The Company makes the  representations  and warranties set out hereto to ZAG,  recognizing  that
         ZAG is relying on such  representations  and warranties in entering into the transactions  contemplated by this  Agreement.  All due diligence  searches,  investigations  or  inspections  by ZAG, up to the Closing
         Date,  are  without  prejudice  to ZAG's  right to rely upon the  representations  and  warranties  of the
         Company in entering into the transactions contemplated by this Agreement.

         3.2.1    Incorporation and  Qualification.  The Company is a corporation duly organized,  validly existing and in good  standing  under the laws of the State of Florida and is duly  qualified as a foreign corporation  in all  jurisdictions  in which the  failure  to so  qualify  would  have a material adverse effect on the Company.

         3.2.2    Authority,  Filings,  Consents and Approvals.  The Company has the corporate  power and authority to enter into this  Agreement  and to perform the  transactions  contemplated  by this  Agreement subject to  shareholder  approval and the filing of  disclosure  documents  with the  Commission.
                  This  Agreement  has been duly  authorized,  executed  and  delivered by the  Company's  board of directors  and,  subject  to  shareholder  approval,  constitutes  a  legal,  valid  and  binding obligation of the Company,  enforceable  in  accordance  with its terms,  subject to  bankruptcy,
                  insolvency,  fraudulent  transfer,  reorganization,   moratorium  and  similar  laws  of  general
                  applicability  relating to or affecting  creditors' rights and to general equity principles.  The execution,  delivery and  performance of this Agreement and the  agreements  contemplated  herein will not require the Company to obtain any other consent,  waiver,  authorization or approval of, or make any filing  with or give  prior  notice to,  any  person,  except for any such  consents, waivers,  authorizations  or  approvals  which  relate to  shareholder  approval  and  disclosure filings with the Commission.

         3.2.3    Capitalization  of the Company.  The  authorized  capital of the Company  consists of two hundred million  (200,000,000)  common  shares par value $0.01,  of which  seventy  million  (70,000,000)
                  common shares are issued and outstanding,  and five hundred thousand  (500,000)  preferred shares
                  par  value  $0.01,  of  which  zero  (0)  preferred   shares  are  issued  and  outstanding  (the
                  "Outstanding  Shares").  The Outstanding Shares are duly authorized,  validly issued,  fully paid and non-assessable.
Securities Exchange Agreement          Page 11

         3.2.4    The Company Shares.  Except as to the Outstanding  Shares,  the Company has not granted any other rights nor incurred any other  commitments  to purchase,  acquire,  convert or exchange any other securities  for  common or  preferred  shares of the  Company  and there are no other  contracts, commitments,  agreements,  understandings,  arrangements or restrictions that require the Company to issue,  sell or deliver  any of its stock or other  securities.  The  Company  has  sufficient authorized,  unissued  shares of its common stock to  consummate  the  transactions  contemplated herein,  and such stock bears no  restriction  on issuance  that would  prohibit  issuance to the
                  Shareholders as contemplated herein.

         3.2.5    Corporate  Records.  All transactions of the Company have been promptly and properly  recorded or filed in or with its  respective  books and records,  and the minute books  contain  complete and accurate records of the meetings and proceedings of shareholders and directors thereof.

         3.2.6    Company Directors and Officers.  The directors and officers of the Company are as follows:

                      Directors

                      Henry Dattler

                      Officers

                      Henry Dattler         Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer.

         3.2.7    Liabilities.  Except as shown in its most recent audited and interim  financial  statements  (the
                  "Company  Financials"),  attached as Exhibit C hereto, the Company has no material liabilities of any kind  whatsoever,  contingent or  non-contingent,  other than those  incurred in the ordinary course of business,  including,  without  limitation,  commercial real estate leases,  utilities, telephone, and legal services.

         3.2.8    Liabilities  at Closing.  Except as may otherwise be set forth in Section 3.2.7 above,  the value of all liabilities of the Company,  including any exposure under any  guarantees,  at the Closing will be zero.

         3.2.9    Assets.  The Company has good and marketable,  legal and beneficial  title to all of the property comprising  its assets as shown on the Company  Financials,  free and clear of all  Encumbrances.
                  Such assets  constitute  all of the  property,  rights and other assets used by the  Company,  or which are  necessary  or desirable to conduct the  Company's  business as conducted  prior to the date hereof.  Without limiting the generality of the foregoing,  none of the personal property or the fixed plant and  equipment  shown in the Company  Financials  is leased or otherwise  used in the Company's business subject to any agreement with any third party.
Securities Exchange Agreement          Page 12

         3.2.10   Corporate  Records  and  Financial   Statements.   All  material  transactions  relating  to  the
                  Company's  business  have been  promptly and properly  recorded or filed in or with the Company's books and records.  The minute books of the Company contain  complete and accurate records of the meetings and  proceedings of  stockholders  and directors  thereof.  The Company has furnished to
                  ZAG copies of the Company  Financials,  including (a) the audited  balance  sheets of the Company and the audited  statements of income,  changes in  shareholders'  equity and  statements of cash flow for the period ended  December 31, 2006 and 2005,  together  with the notes  thereon and the report  of its  independent  registered  public  accountants,  and (b) the  three  month  interim statements  for the period ended March 31, 2007. The audited  financial  statements (i) have been prepared in conformity with United States generally accepted  accounting  principles applied on a consistent  basis from year to year (except as noted  otherwise  therein),  and (ii) assuming the
                  Company  will  continue  as a going  concern,  are true and  correct  and  present  fairly in all material  respects  the  financial  condition  of the Company and the results of  operations  and changes in cash flow of the Company for the periods to which each relates.

         3.2.11   Environmental  Compliance.  Except in  compliance  with  Environmental  Laws, to the knowledge of the Company and its directors,  the Company has not caused or permitted,  and the Company and its directors  have no knowledge of, any material  release or disposal by any person of any Hazardous
                  Substance  on or from any premises  formerly or presently  used in the  Company's  business.  All
                  Hazardous Substances generated,  handled, stored, treated, processed,  transported or disposed of in  the  course  of the  Company's  business  have  been  generated,  handled,  stored,  treated, processed,  transported or disposed of in all material  respects,  in compliance  with applicable
                  Environmental Laws.

         3.2.12   Payment of Taxes.  The Company  has paid all Taxes due and  payable in relation to the  Company's business and has paid all assessments that the Company has received in respect of Taxes.

         3.2.13   Reassessments.  No  reassessments  of Taxes have been  issued  against the Company in relation to the  Company's  Business  nor is the Company  aware of any pending or  threatened  assessment  or reassessment  for Taxes.  The Company has not executed or filed with any  Governmental  Authority any agreement extending the period for assessment, reassessment or collection of any Taxes.

          3.2.14  Withholdings.  The Company has  withheld  from each  payment made to any of its current or former employees,  officers and  directors,  and to all other persons,  all amounts  required by law and will  continue to do so until the Closing  Date.  The  Company has  remitted or will remit,  such withheld amounts within the prescribed  periods to the appropriate  Governmental  Authority.  The
                  Company has charged and  collected  and has remitted or will remit on a timely basis all Taxes as required by Applicable Law on any sale,  supply or delivery  whatsoever,  made in relation to the
                  Company's business.

         3.2.15   Contracts.  Company  is not a party  to,  or  bound  by,  any  material  contract,  agreement  or commitment  of any  kind in  relation  to its  business  other  than  this  Agreement  and  those contracts  listed in Schedule  3.1.15.  Schedule 3.1.15 contains an accurate and complete list of all material  written and oral  agreements  and contracts in effect on the date of this Agreement to which  Company  is a party or by  which  it is  bound.  There  are no  material  contracts  in formation  or which  are  capable  of  subsequent  formation  as a  result  of  future  satisfied conditions.  Company  has  made  available  to ZAG  true  and  complete  copies  of the  material contracts (including any amendments or modifications thereto).
Securities Exchange Agreement          Page 13

         3.2.16   Employees.  Complete and accurate  particulars of the Company's employees  pertaining to the date of hire of such  employees  and  their  annual  remuneration  and the names of those on long term disability,  workers'  compensation  or leave of absence  (if any) will be  provided  to ZAG upon request.  The Company  does not have any  written  employment  agreements  relating to any of its employees.

         3.2.17   Collective/Employment  Agreements.  None of the Company's  employees is employed under a contract that cannot be terminated by the Company,  with or without notice,  including those employees who are employed on indefinite  hire requiring  reasonable  notice of termination by Applicable  Law.
                  The  Company  is not a  party,  either  directly  or by  operation  of  law,  to  any  collective bargaining  agreement.  No trade union,  council of trade unions,  employee  bargaining agency or affiliated  bargaining  agent  holds  bargaining  rights  with  respect  to any of the  Company's employees by way of certification,  interim certification,  voluntary  recognition,  or successor rights.  There are no threatened or pending union organizing  activities  involving the Company's employees  and  there  are no  threatened  labor  disputes  or work  stoppages  relating  to,  or connected with, the Company's business.

         3.2.18   Occupational  Health and Safety.  There are no  outstanding  inspection  orders or charges or any other  Orders made against the Company or its  business.  The Company is in  compliance  with all occupational  health and safety rules and  regulations  in all  material  respects in relation to its business and there are no outstanding violations of such rules and regulations.

         3.2.19   Insurance.  The Company carries no insurance related to its business or assets.

         3.2.20   Permits.  The Company is in possession of and is in compliance  with all Permits  required by any
                  Governmental Authority that are necessary to conduct the Company's business.

         3.2.21   Absence of Legal  Conflict.  The  execution  and  delivery of this  Agreement by the Company does not,  and the  performance  of this  Agreement by the Company and the  consummation  by it of the transactions contemplated by this Agreement will not:

                  3.2.21.1    conflict with or violate the constituent documents of the Company;

                  3.2.21.2    conflict with or violate any Applicable Law; or

                  3.2.21.3    result in any breach of or  constitute  a default  (or an event  which with notice or lapse of time or both  would  become a default)  under,  or give to others any rights
                              of  termination,   amendment,  acceleration  or  cancellation  of,  any  note,  bond, mortgage,  indenture,  contract,  agreement,  lease,  license,  permit,  franchise or other  instrument  or  obligation  to which  the  Company  is a party or by which the
                              Company  or any of its  properties  is bound or  affected,  which,  in any such case, would prohibit or delay the Company's  ability to perform its obligations  under this
                              Agreement.
Securities Exchange Agreement          Page 14

         3.2.22   Reporting  Status.  The Company is subject to the reporting  requirements  of Section 13 or 15(d)
                  of the Securities  Exchange Act of 1934, as amended,  and is current in all required filings with the  Commission  as of the  execution of this  Agreement.  The  Company's  reports filed with the
                  Commission  can be viewed at  www.sec.gov.  Prior to  closing,  ZAG agrees to provide the Company with  information  that will satisfy the  disclosure  requirements  of a Form 10-SB  Registration
                  Statement which  information  will be  incorporated  into a Form 8-K which will be filed with the
                  Commission disclosing the consummation of the transaction as contemplated herein.

         3.2.23   Litigation.  There  are  no  claims,  actions,  proceedings,  suits,  investigations  or  reviews pending  or, to the  knowledge  of the  Company's  directors,  threatened  against the Company or otherwise in relation to the Company or its assets or the  Outstanding  Shares,  before or by any
                  Governmental Authority or court.

         3.2.24   Conduct of Business - Changes.  Since March 31, 2007:

                  3.2.24.1   the Company has  conducted  its  business in the  ordinary  course,  using  reasonable efforts to preserve such business;

                  3.2.24.2   there has not been any material  adverse  change in the Company's  assets,  affairs or financial condition of the Company's business;

                  3.2.24.3   the Company has not:

                             3.2.24.3.1   increased  the  compensation  paid or payable to any of its  employees or increased  the benefits to which its  employees  are entitled or provided any new benefits for any such employees; or

                             3.2.24.3.2   modified,  amended or  terminated  any  contract  to which it is or was a party in  relation  to the  Company's  business,  except in the  ordinary course of business  with a view to the best  interests  of the  Company's business.

         3.2.25   Copies of Documents  etc.  True and complete  copies of the documents  and  agreements  listed in the Exhibits and Schedules hereto have been made available to ZAG and its counsel for review.

         3.2.26   Investment  Intent.  The Company is acquiring  the ZAG Shares for  investment  purposes  only and not with a view to or for resale or  distribution  and will not resell or  otherwise  transfer or dispose of the ZAG Shares except in accordance with the provisions of all Applicable Laws.

                                                    ARTICLE IV

                                                      CLOSING

4.1      ZAG's  Deliveries And Actions at Closing.  On the Closing Date or unless  expressly  determined in writing otherwise, ZAG and the Shareholders shall deliver to the Company the following:

         4.1.1    The ZAG Shares, duly endorsed for transfer to the Company;

         4.1.2    Any consents required to transfer the ZAG Shares to the Company;
Securities Exchange Agreement          Page 15

         4.1.3    An original copy of a resolution of the board of directors of the ZAG authorizing       the
                  execution  and delivery of this  Agreement and the delivery of the ZAG Shares in exchange for the
                  Company Shares;

         4.1.4    Transmittal  letters  from the  Shareholders  containing  those  provisions  set forth in Section
                  3.1.27 and such other terms as the Company may reasonably require.

         4.1.4    All  discharges  and  notices  of  discharge,   estoppel  letters,  pay-out  letters  or  similar
                  discharging  documentation,  in registrable form if required, which are necessary or desirable to effect or evince the discharge of any  Encumbrances  other than  Permitted  Encumbrances,  all of which are satisfactory in form and content to the Company, acting reasonably;

         4.1.5    A closing  certificate  signed by the principal officer of ZAG,  certifying that at and as of the
                  Closing Date,  the  representations  and  warranties  made by ZAG contained in this Agreement are true  and  correct  as if made at the  Closing  Date  and  that  all  covenants,  agreements  and conditions  required by this  Agreement to be  performed  or complied  with by ZAG prior to or at the  Closing  Date have been  performed  and  complied  with,  except as  otherwise  specifically disclosed to Company by notice in writing; and

         4.1.6    Such other  documents,  certificates,  instruments and agreements as are required or contemplated to be delivered to the Company by ZAG pursuant to this Agreement.

4.2      The  Company's  Deliveries  at Closing.  On the Closing  Date or unless  expressly  determined  in writing otherwise, the Company shall deliver to ZAG the following:

4.2.1    Share  certificates  representing  the  Company  Shares,  duly  issued  for  delivery  to  the  respective shareholders of ZAG, as detailed in Exhibit A to this Agreement;

4.2.2    An original  copy of a resolution of the board of directors of the Company  authorizing  the execution and delivery  of this  Agreement  and the  issuance of the  Company  Shares in  exchange  for the ZAG
                  Shares;

4.2.3    Any consents required to transfer the Company Shares to ZAG;

         4.2.4    A closing  certificate of a principal  officer of the Company,  certifying  that at and as of the
                  Closing  Date,  the  representations  and  warranties  made  by the  Company  contained  in  this
                  Agreement  are  true  and  correct  as if  made at the  Closing  Date  and  that  all  covenants, agreements  and  conditions  required by this  Agreement to be performed or complied  with by the
                  Company  prior to or at the  Closing  Date have  been  performed  and  complied  with,  except as otherwise specifically disclosed to ZAG and Shareholders by notice in writing; and

         4.2.5    An original copy of a resolution of the Company's board of directors appointing three (3)
                  persons nominated by ZAG to the Company's board of directors on the Closing Date and accepting the resignation of the Company's sole officer and director.

         4.2.6    A certificate of amendment filed with the Florida Secretary of State to change the name of the
                  Company to "SunVesta, Inc." or such similar name as the parties hereto may agree upon.
Securities Exchange Agreement          Page 16

         4.2.7    Such  other   documents,   certificates,   instruments   and   agreements   as  are  required  or
                  contemplated  to be  delivered  to ZAG or  the  Shareholders  by the  Company  pursuant  to  this
                  Agreement.

                                                     ARTICLE V

                                          CONDITIONS PRECEDENT TO CLOSING

5.1      Conditions  Precedent to Obligations of the Company.  The  obligations of the Company under this Agreement to consummate  the Agreement  contemplated  hereby shall be subject to the  satisfaction  on or before the
         Closing Date, of the following conditions,  provided,  however, that the Company may waive the pre-Closing
         Date performance of the following  conditions  without waiving its right to require the post-Closing  Date performance of the following conditions (unless expressly waived in a signed writing):

         5.1.1    Representations  and Warranties True. The  representations  and warranties of ZAG shall be in all material  respects true and accurate as of the date when made, and, except as to  representations and  warranties  which are expressly  limited to a state of facts existing at a time prior to the
                  Closing Date, shall be in all material respects true and accurate at and as of the Closing Date.

         5.1.2    Performance  of Covenants.  ZAG shall have  performed and complied in all material  respects with each and every  covenant,  agreement and condition  required by this Agreement to be performed or complied with by each prior to or as of the Closing Date.

5.1.3    No Governmental or Other Proceeding or Litigation.  No Order of any court or  administrative  agency shall be in effect which  restrains or prohibits  any  transaction  contemplated  hereby;  and no suit, action,  other than the exercise of dissenters' rights,  investigation,  inquiry or proceeding by any  governmental  body or other  person or entity  shall be pending or  threatened  against  ZAG which  challenges  the  validity or  legality,  or seeks to  restrain  the  consummation,  of the transactions contemplated hereby.

         5.1.4    Closing  Documentation.  The Company shall have received the documents  identified in Section 4.1 and such  additional  documentation  on the  Closing  Date as the  Company  and its  counsel  may reasonably  require  to  evidence  compliance  by ZAG with all of their  obligations  under  this
                  Agreement.

5.2      Conditions  Precedent to  Obligations  of ZAG. The  obligations  of ZAG under this Agreement to consummate the  Agreement  contemplated  hereby shall be subject to the  satisfaction,  or to the waiver by ZAG on or before  the  Closing  Date  of the  following  conditions,  provided,  however,  that  ZAG may  waive  the pre-Closing  Date  performance  of the  following  conditions  without  waiving their right to require the post-Closing Date performance of the following conditions (unless expressly waived in a signed writing):

         5.2.1    Reverse  Split.  The  Company  shall  have  effected  a 50:1  reverse  split  of its  issued  and outstanding  commons  shares on or before the Closing  Date and in any case prior to the issuance of the Company Shares to the Shareholders.

         5.2.2    Preferred  Shares.  The Company  shall have filed a  certificate  of  amendment  with the Florida
                  Secretary  of State,  on or  before  the  Closing  Date,  increasing  the  number  of  authorized preferred stock to 50,000,000 par value $0.01.
Securities Exchange Agreement          Page 17

         5.2.3    Representations  and Warranties True. The  representations and warranties of the Company shall be in all  material  respects  true and  accurate  as of the  date  when  made,  and,  except  as to representations  and  warranties  which are expressly  limited to a state of facts  existing at a time prior to the Closing  Date,  shall be in all material  respects  true and accurate at and as of the Closing Date.

         5.2.4    Performance  of  Covenants.  The  Company  shall have  performed  and  complied  in all  material respects with each and every covenant,  agreement and condition  required by this Agreement to be performed or complied with by it prior to or as of the Closing Date.

         5.2.5    No  Governmental  or Other  Proceeding  or  Litigation.  No Order of any court or  administrative agency shall be in effect which restrains or prohibits any transaction  contemplated  hereby; and
                  no suit,  action,  other than the  exercise  of  dissenters'  rights,  investigation,  inquiry or proceeding  by any  governmental  body or other person or entity  shall be pending or  threatened against  the  Company  which  challenges  the  validity or  legality,  or seeks to  restrain  the consummation, of the transactions contemplated hereby.

         5.2.5    Closing  Documentation.  ZAG shall have received the documents identified in Section 4.2 and such additional  documentation on the Closing Date as ZAG and ZAG's counsel may reasonably  require to evidence compliance by the Company with all of its obligations under this Agreement.

                                                    ARTICLE VI

                                                  INDEMNIFICATION

6.1      Indemnity  of ZAG.  The Company  agrees to defend,  indemnify  and hold  harmless ZAG from and against all liabilities,  losses, costs and expenses,  including,  without limitation,  reasonable attorneys' fees and disbursements  ("ZAG'  Losses"),  asserted  against or incurred by ZAG by reason of, arising out of, or in connection with any material  breach of any  representation  or warranty  contained in this Agreement made by the  Company or in any  document  or closing  certificate  delivered  by the  Company  pursuant  to the
         provisions   of  this   Agreement  or  in  connection   with  the   transactions   contemplated   thereby.
         Notwithstanding the foregoing  provisions of this Section 6.1, no claim for indemnification  shall be made by ZAG against the Company unless and until the aggregate of ZAG Losses shall exceed $25,000.

6.2      Indemnity  of the  Company.  ZAG  agrees to defend,  indemnify  and hold  harmless  the  Company  from and
         against  all  liabilities,   losses,  costs  and  expenses,  including,  without  limitation,   reasonable
         attorneys' fees and disbursements  ("Company Losses"),  asserted against or incurred the Company by reason of,  arising  out of,  or in  connection  with any  material  breach  of any  representation  or  warranty contained in this Agreement and made by ZAG, or in any document or  certificate  delivered by ZAG pursuant to the  provisions  of this  Agreement  or in  connection  with  the  transactions  contemplated  thereby;
         provided,  however,  that ZAG shall only be required to defend,  indemnify  and hold  harmless the Company for the  representations  and warranties  made by ZAG.  Notwithstanding  the foregoing  provisions of this
         Section  6.2,  no claim for  indemnification  shall be made by  Company  against  ZAG unless and until the aggregate Company Losses shall exceed $25,000.
Securities Exchange Agreement          Page 18

6.3      Indemnification Procedure.         A party (an  "Indemnified  Party") seeking  indemnification  shall give prompt  notice to the other  party (the  "Indemnifying  Party") of any claim for  indemnification  arising under this  Article VI. The  Indemnifying  Party shall have the right to assume and to control the defense of any such claim with counsel  reasonably  acceptable  to such  Indemnified  Party,  at the  Indemnifying
         Party's  own  cost and  expense,  including  the  cost  and  expense  of  reasonable  attorneys'  fees and disbursements  in  connection  with such  defense,  in which  event the  Indemnifying  Party  shall not be obligated to pay the fees and  disbursements  of separate  counsel for such in such action.  In the event, however,  that such  Indemnified  Party's legal counsel shall  determine that defenses may be available to such  Indemnified  Party that are  different  from or in addition to those  available to the  Indemnifying
         Party,  in that there could  reasonably  be  expected  to be a conflict  of interest if such  Indemnifying
         Party and the Indemnified  Party have common counsel in any such proceeding,  or if the Indemnified  Party has not  assumed  the  defense  of the  action or  proceedings,  then such  Indemnifying  Party may employ separate counsel to represent or defend such Indemnified  Party, and the Indemnifying  Party shall pay the reasonable fees and  disbursements of counsel for such Indemnified  Party. No settlement of any such claim or payment in connection with any such  settlement  shall be made without the prior written consent of the
         Indemnifying Party which consent shall not be unreasonably withheld.

                                                    ARTICLE VII

                                                   MISCELLANEOUS

7.1      Amendment and  Modification;  Waiver.  This  Agreement may only be amended or modified in writing,  signed by all of the parties  hereto.  No waiver in writing of any provision of this Agreement  shall  constitute a waiver of any other  provision  nor shall any waiver of any  provision  of this  Agreement  constitute a continuing waiver unless otherwise expressly provided.

7.2      Further  Assurances.  The parties will execute and deliver such further  documents and do such further and other  things as may be  necessary  to carry out and give effect to the intent of this  Agreement  and the transactions contemplated hereby.

7.3      Expenses.  Except as otherwise  expressly  provided in this Agreement and whether or not the  transactions contemplated  by this  Agreement  are  completed,  the parties  shall bear their own  respective  expenses
         (including,  but not limited to, all  compensation  and expenses of counsel,  consultants,  actuaries  and independent  accountants)  incurred in connection  with this Agreement and the  transactions  contemplated hereby.

7.4      Public  Disclosure.  The parties agree that,  except as may be required to comply with the requirements of
         Applicable  Laws, the parties shall keep the terms of this Agreement,  and the agreements  entered into in relation hereto,  confidential.  In this regard,  ZAG  acknowledges  that the Company is a publicly traded and that the  Company  may  decide,  in its  sole  discretion,  when  and how to  comply  with  applicable reporting requirements incumbent upon it's publicly traded status.

7.5      Assignment.  No party to this Agreement may assign any of its rights or  obligations  under this Agreement without the prior  written  consent of the other  parties  hereto,  such  consent  not to be  unreasonably withheld.
Securities Exchange Agreement          Page 19

7.6      Parties in  Interest.  This  Agreement  shall  enure to the  benefit of and be  binding  upon the  parties hereto and their  respective  successors,  heirs or other  personal  legal  representatives  and permitted assigns.  Except as  expressly  provided  in this  Agreement,  nothing in this  Agreement  is  intended to confer upon any person other than the Company, ZAG or its respective  successors,  heirs or other personal legal representatives or permitted assigns, any rights or remedies under or by reason of this Agreement.

7.7      Counterparts.  This  Agreement  and any  amendments  hereto may be executed  in one or more  counterparts, each of which  shall be deemed to be an original by the parties  executing  such  counterpart,  but all of which shall be considered  one and the same  instrument.  A signed  facsimile or  telecopied  copy of this
         Agreement shall be effectual and valid proof of execution and delivery.

7.8      Performance  on  Holidays.  If any action is required to be taken  pursuant to this  Agreement  on or by a specified  date which is not a Business  Day,  then such action  shall be valid if taken on or by the next succeeding Business Day.

7.9      Notice.  All  communications,  notices,  requests,  consents  or  demands  given or  required  under  this
         Agreement  shall be in writing and shall be deemed to have been duly given when  delivered to, or received by prepaid  registered or certified mail or recognized  overnight courier addressed to, or upon receipt of a facsimile  sent to, the party for whom  intended,  as  follows,  or to such other  address or  facsimile number as may be furnished by such party by notice in the manner provided herein:

         If to Company:

                  OpenLimit, Inc.

                  Zugerstrasse 76B

                      Baar
                      Switzerland CH 6341

                           Tel. (41) 41 560 1023

                  Fax. (41) 41 560 1039

         With a copy to:

                  Orsa and Company

                  600 Westwood Terrace

                  Austin, Texas 78746

                  Tel. (512) 462 3327

                  Fax. (512) 462 3328

         If to ZAG:

                  ZAG Holding AG

                  Dammstr. 19

                  Zug

                  Switzerland CH-6300

                  Tel. (41) 41 723 23 44

                  Fax. (41) 41 723 23 45
Securities Exchange Agreement          Page 20

7.10     Governing  Law.  This  Agreement  will be construed  and enforced in  accordance  with and governed by the laws of the State of Florida,  without  reference to  principles  of conflicts of law. Each of the parties consents to the  jurisdiction  of the federal  courts whose  districts  encompass any part of the State of
         Florida in connection  with any dispute  arising under this  Agreement and hereby  waives,  to the maximum extent  permitted by law, any objection,  including any objection  based on forum non  conveniens,  to the bringing of such  proceeding  in such  jurisdictions.  Each party hereby  agrees that if another  party to this  Agreement  obtains a  judgment  against  it in such a  proceeding,  the party  which  obtained  such judgment may enforce same by summary  judgment in the courts of any country having  jurisdiction  over the party against whom such judgment was obtained,  and each party hereby waives any defenses  available to it under  local  law and  agrees  to the  enforcement  of  such a  judgment.  Each  party  to this  Agreement irrevocably  consents to the service of process in any such  proceeding  by the mailing of copies  thereof by registered or certified mail, postage prepaid,  to such party at its address set forth herein.  Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

7.11     Severability.  If any  provision of this  Agreement is held to be invalid or  unenforceable  by a court of competent  jurisdiction,  this Agreement  shall be interpreted  and  enforceable as if such provision were severed  or  limited,  but only to the  extent  necessary  to render  such  provision  and this  Agreement enforceable.

7.12     Entire  Agreement.  This  Agreement,  the  Exhibits  and any  instruments  and  agreements  to be executed pursuant to this  Agreement,  sets forth the entire  understanding  of the parties  hereto with respect to its subject matter,  merges and supersedes all prior and  contemporaneous  understandings  with respect to its subject matter and may not be waived or modified,  in whole or in part,  except by a writing signed by each of the parties  hereto.  No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other  instance.  Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

                                             [Signature Page Follows]
Securities Exchange Agreement          Page 21

IN WITNESS WHEREOF each of the parties hereto has executed this Agreement as of the date first set forth above.

Company -  OPENLIMIT, INC.

By: /s/ Henry Dattler

      Henry Dattler

      Chief Executive Officer

ZAG - ZAG HOLDING AG

By: /s/ Thomas Meier

      Thomas Meier

      Chief Executive Officer
Securities Exchange Agreement          Page 22

EXHIBIT A

NAME      and ADDRESS                                           ZAG SHARES                COMPANY SHARES

Behrami Holding S.A.
Jasmine Court 35a, Regent Street
P.O. Box 1777
Belize City
Belize                                                        81,000                    2,835,000

Logaina Real Estate Inc.
Jasmine Court 35a, Regent Street
P.O. Box 1777
Belize City
Belize                                                        25,200                    882,000

Zypam Ltd.
Jasmine Court 35a, Regent Street
P.O. Box 1777
Belize City
Belize                                                        12,000                    420,000

Pepe Ltd.
Jasmine Court 35a, Regent Street
P.O. Box 1777
Belize City
Belize                                                        29,460                    1,031,100

HTV Aktiengesellschaft
Im Muehleholz 14
FL-9490 Vaduz
Liechtenstein                                                 18,000                    630,000

Viridium Business Ltd.
Jasmine Court 35a, Regent Street
P.O. Box 1777
Belize City
Belize                                                        23,760                    831,600

Deresa Overseas Ltd.
Jasmine Court 35a, Regent Street
P.O. Box 1777
Belize City
Belize                                                        29.700                    1.039.500
Securities Exchange Agreement          Page 23

Saffran Group Ltd.
Jasmine Court 35a, Regent Street
P.O. Box 1777
Belize City
Belize                                                        29,880                    1,045,800

Ksiga Real Estate and Finance (Int.) Ltd.
Jasmine Court 35a, Regent Street
P.O. Box 1777
Belize City
Belize                                                        29,940                    1,047,900

Jerag Property S.A.
Jasmine Court 35a, Regent Street
P.O. Box 1777
Belize City
Belize                                                        52,800                    1,848,000

Chocura Real Estate  Inc.
Jasmine Court 35a, Regent Street
P.O. Box 1777
Belize City
Belize                                                        28,680                    1,003,800

Teejay Marketing Ltd.
 Jasmine Court 35a, Regent Street
P.O. Box 1777
Belize City
Belize                                                        29,580                    1,035,300

Turan Tokay
Zuercherstrasse 40
CH-8952 Schlieren
Switzerland                                                   66,420                    2,324.700

Tayva Establishment
Im Muehleholz 14
FL-9490 Vaduz
Liechtenstein                                                 29,520                    1,033,200

Peralba Enterprises Corp.
Jasmine Court 35a, Regent Street
P.O. Box 1777
Belize City
Belize                                                        27,000                    945,000
Securities Exchange Agreement          Page 24

White Board  Business S.A.
c/o MMG Panazur Ltd. Sa
53rd Street
Marbella
MMG Tower, 16th Floor
P.O. Box 5235
Panama-City 5
Republic of Panama                                            12,000                    420,000

Kobila Enterprises Corp.
Jasmine Court 35a, Regent Street
P.O. Box 1777
Belize City
Belize                                                        27,600                    966,000

Nimara Financial Corp.
Jasmine Court 35a, Regent Street
P.O. Box 1777
Belize City
Belize                                                        29,460                    1,031,100

Thomas Meier
Ausser Vollikon 248
CH-8132 Egg / ZH
Switzerland                                                   18,000                    630,000
Securities Exchange Agreement          Page 25

EXHIBIT B

ZAG FINANCIAL STATEMENTS

ATTACHED

Securities Exchange Agreement          Page 26

EXHIBIT C

COMPANY FINANCIAL STATEMENTS

ATTACHED

Securities Exchange Agreement          Page 27

SCHEDULE 3.1.15

ZAG MATERIAL CONTRACTS

INDEX

Securities Exchange Agreement          Page 28

ZAG Holding AG

-----------------------------------------------------------------------------------------------------------------------------
Contract Description                       Contractual Partner                    Content
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
General Contracts
-----------------------------------------------------------------------------------------------------------------------------
Mietvertrag                                Focus Business Center                  Mietvertrag
-----------------------------------------------------------------------------------------------------------------------------
Vertrag                                    Focus Business Center                  Vorubergehend 2 Platze gemietet
-----------------------------------------------------------------------------------------------------------------------------
Mietvertrag Mobelmiete                     Wohnbedarf                             Mobelmiete
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
Vertrag                                    Assio Assekuranz Consulting            Erarbeitung Lebens- und Rentenv.
-----------------------------------------------------------------------------------------------------------------------------
Vereinbarung                               Hubert Martina                         Berechtigung
-----------------------------------------------------------------------------------------------------------------------------
Vereinbarung                               ZAG und SVPM                           Umbuchung Kosten
-----------------------------------------------------------------------------------------------------------------------------
Kaufvertrag                                Zypam Ltd.                             Kauf Project SunVesta
-----------------------------------------------------------------------------------------------------------------------------
Kooperationsvertrag                        Brues y Fernandez Constr. SA           Zusammenarbeit
-----------------------------------------------------------------------------------------------------------------------------
Mietvertrag                                Hydroplant AG
-----------------------------------------------------------------------------------------------------------------------------
Vertrag                                    Assio Assikuranz Constulting GmbH
-----------------------------------------------------------------------------------------------------------------------------
Loan Contracts
-----------------------------------------------------------------------------------------------------------------------------
Darlehensvertrag                           Zypam an ZAG                           Darlehen uber CHF 186000.00
-----------------------------------------------------------------------------------------------------------------------------
Darlehensvertrag                           ZAG an SunVesta PandM AG               Darlehen uber CHF 60000.00
-----------------------------------------------------------------------------------------------------------------------------
Darlehenensvertrag                         Van der Spruit                         Darlehen uber EUR 8500.00
-----------------------------------------------------------------------------------------------------------------------------
Darlehenensvertrag                         Van der Spruit                         Darlehen uber EUR 1500.00
-----------------------------------------------------------------------------------------------------------------------------
Leasing Contracts
-----------------------------------------------------------------------------------------------------------------------------
Leasingvertrag                             GE Money Bank                          Leasing Fahrzeug
-----------------------------------------------------------------------------------------------------------------------------
Leasingvertrag                             Gemass Mandatsvertrag mit der SunVesta Leasing Fahrzeug
-----------------------------------------------------------------------------------------------------------------------------
Leasingvertrag                             Fiat Finance                           Leasing Fahrzeug
-----------------------------------------------------------------------------------------------------------------------------
Leasingvertrag                             GE Money Bank                          Leasing Fahrzeug
-----------------------------------------------------------------------------------------------------------------------------
Insurane Contracts
-----------------------------------------------------------------------------------------------------------------------------
Motorwagenversicherung                     Zurich Versicherungen                  Versicherung
-----------------------------------------------------------------------------------------------------------------------------
Motorwagenversicherung                     Zurich Versicherungen                  Versicherung
-----------------------------------------------------------------------------------------------------------------------------
Motorwagenversicherung                     Zurich Versicherungen                  Versicherung
-----------------------------------------------------------------------------------------------------------------------------
Costa Rica - Contracts
-----------------------------------------------------------------------------------------------------------------------------
Purchase and Sale Agreement                Trust Rich Land Investments            Landkauf
-----------------------------------------------------------------------------------------------------------------------------
Addendum to Purchase and SA                Trust Rich Land Investments            Zusatz
-----------------------------------------------------------------------------------------------------------------------------
2nd Addendum to Purchase and SA            Trust Rich Land Investments            Zusatz
-----------------------------------------------------------------------------------------------------------------------------
Provisionsvereinbarung                     TT Hotelerie
-----------------------------------------------------------------------------------------------------------------------------
3rd Addendum to Pachase and SA             Trust Rich Land Investments            Zusatz
-----------------------------------------------------------------------------------------------------------------------------
4rd Addendum to Pachase and SA             Trust Rich Land Investments            Zusatz
-----------------------------------------------------------------------------------------------------------------------------
Vereinbarung Umbuchungen Kosten            SPM
-----------------------------------------------------------------------------------------------------------------------------
Kaufvertrag                                First Direct                           Kauf Firma Intercollector AG
-----------------------------------------------------------------------------------------------------------------------------
Investmentvereinbarungen                   diverse
-----------------------------------------------------------------------------------------------------------------------------
Contract                                 Montejo and Associates Cociedad Anonima  Verwalten und Halten der Bucher
                                                                                  und rechtl. Dokument
-----------------------------------------------------------------------------------------------------------------------------
Domain                                     variomedia                             crossequity.ag-Domain
-----------------------------------------------------------------------------------------------------------------------------
Domain                                     Webland                                crossequity.eu-Domain
-----------------------------------------------------------------------------------------------------------------------------
Domain                                     Webland                                crossequity.com-Domain
-----------------------------------------------------------------------------------------------------------------------------
Securities Exchange Agreement          Page 29

SunVesta Projects and Management AG

--------------------------------------------------------------------------------------------------------------------------
Contract Description                         Contractual Partner                Content
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
General Contracts
--------------------------------------------------------------------------------------------------------------------------
Mietvertrag fur Geschaftsraume               KANTAG Liegenschaften AG           Buromiete
--------------------------------------------------------------------------------------------------------------------------
Mietvertrag fur Wohnung                      Pierre Sudan Leasing und Finanz AG Mietvertrag
--------------------------------------------------------------------------------------------------------------------------
Proposal of consulting Services              Sepielli                           Spa
--------------------------------------------------------------------------------------------------------------------------
Rahmenvertrag                                Amstein und Walthert               Energie und Gebaudetechnik Projekt CR
--------------------------------------------------------------------------------------------------------------------------
Lizenz- und Releasewartungsvertrag fur       Customize AG                       Lizenzvertrag
Abacus
--------------------------------------------------------------------------------------------------------------------------
Beraterlizenz                                Ten Step                           Inhalte Website (Projekt Management
                                                                                Process)
--------------------------------------------------------------------------------------------------------------------------
Honorar- und Auftragsvereinbarung            Raupach and Wollert-Elmendorff     Honorar- und Auftragsvereinbarung
--------------------------------------------------------------------------------------------------------------------------
Auftrag                                      Raupach and Wollert-Elmendorff     Auftragserteilung
--------------------------------------------------------------------------------------------------------------------------
Vertrag                                      WATG                               Papagayo Princess Resort
--------------------------------------------------------------------------------------------------------------------------
Vertrag                                      WATG 2                             Papagayo Princess Resort
--------------------------------------------------------------------------------------------------------------------------
Darlehensvertrag                             ZAG an SunVesta                    Darlehen
--------------------------------------------------------------------------------------------------------------------------
Projektmanagementvertrag                     Ossenbach, Pendones Y B            Projektmanagement,
                                             Arquitectos
--------------------------------------------------------------------------------------------------------------------------
Generalplanervertrag                         Ossenbach, Pendones Y B            Generalplanung
                                             Arquitectos
--------------------------------------------------------------------------------------------------------------------------
Vereinbarung                                 Janisch Ingo                       Entwicklung Sales Folder
--------------------------------------------------------------------------------------------------------------------------
Vorvertrag                                   Ossenbach , Pendones               Projektmanagment, Generalplanung
--------------------------------------------------------------------------------------------------------------------------
Mitglieder Vertrag                           Holmes Place                       Fitnesscenter
--------------------------------------------------------------------------------------------------------------------------
Dienstleistungsvertrag Projekt               BP-I. G.                           Erstellung Businessplan
"Business-Plan"
--------------------------------------------------------------------------------------------------------------------------
Dienstleistungsvertrag Projekt               BP-M. St.                          Erstellung Businessplan
"Business-Plan"
--------------------------------------------------------------------------------------------------------------------------
Dienstleistungsvertrag Projekt               BP-S. B.                           Erstellung Businessplan
"Business-Plan"
--------------------------------------------------------------------------------------------------------------------------
Dienstleistungsvertrag Projekt               BP-F. S.                           Erstellung Businessplan
"Business-Plan"
--------------------------------------------------------------------------------------------------------------------------
Dienstleistungsvertrag Projekt               BP-K. M.                           Erstellung Businessplan
"Business-Plan"
--------------------------------------------------------------------------------------------------------------------------
Vertrag (inkl. Vertragsanderung)             mr.clean                           Reinigungsarbeiten
--------------------------------------------------------------------------------------------------------------------------
Agenturvertrag                               Sch. D.                            Vertrieb LL-Policen
                                                                                Aufbau Sunvesta-Vertriebsstrukturen
--------------------------------------------------------------------------------------------------------------------------
Dienstleistungsvertrag                       Atlantic Computer Systems AG       Firewall, IT-Support
--------------------------------------------------------------------------------------------------------------------------
Wartungsvertrag                              Atlantic Computer Systems AG       Wartung
--------------------------------------------------------------------------------------------------------------------------
Lizenzvertrag                                Microsoft European Operations      Lizenz
                                             Centre
--------------------------------------------------------------------------------------------------------------------------
Lizenzen und Hosting BW2                     Atlantic Computer Systems AG       Lizenz und Hosting CRM
--------------------------------------------------------------------------------------------------------------------------
Servicevertrag                               Lyreco AG                          Nespresso Business Coffee Solution
--------------------------------------------------------------------------------------------------------------------------
Shell-Karten                                 Shell                              Benzinkarten
--------------------------------------------------------------------------------------------------------------------------
AIG Europe Reise-Versicherung                AIG Europe                         Reiseversicherung
--------------------------------------------------------------------------------------------------------------------------
Telefonservicevertrag                        First Direct AG
--------------------------------------------------------------------------------------------------------------------------
Vereinbarung                                 Hotel Alexander                    Spezialpreise Gaste
--------------------------------------------------------------------------------------------------------------------------
Vereinbarung                                 Versicherungsservice Kermel        Zusammenarbeit
--------------------------------------------------------------------------------------------------------------------------
Daten- und Quellenschutzvereinbarung         Furlinger Andreas                  Daten- und Quellenschutzvereinbarung
--------------------------------------------------------------------------------------------------------------------------
Vereinbarung Umbuchungen Kosten              ZAG Holding AG                     Umbuchung Kosten fur das Jahr 2006
--------------------------------------------------------------------------------------------------------------------------
Agreement                                    Alvarado Guido                     Confidental Agreement
--------------------------------------------------------------------------------------------------------------------------
Securities Exchange Agreement          Page 30

--------------------------------------------------------------------------------------------------------------------------
Garantieverlangerung                         FUST                               GV fur Waschautomat
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
Garantieverlangerung                         FUST                               GV fur Waschetrockner
--------------------------------------------------------------------------------------------------------------------------
Mietvertrag                                  Auto Center Dietikon               Miete Fahrzeug MH
--------------------------------------------------------------------------------------------------------------------------
Mietvertrag                                  Pierre Sudan Leasing und Finanz AG Mietvertrag Wohnung M. Hoh
--------------------------------------------------------------------------------------------------------------------------
Leasingvertrag (fur Touareg TM)              Flexikredit AG                     Leasing Fahrzeug
--------------------------------------------------------------------------------------------------------------------------
Confidentiality/non-disclosure Agreement     T. V. Associates                   Geheimhaltungspflicht
--------------------------------------------------------------------------------------------------------------------------
Employment Contracts (incl. Addendums)       in den Personaldossiers
--------------------------------------------------------------------------------------------------------------------------
Anstellungsvertrag                           Thomas Meier                       Arbeitsvertrag
--------------------------------------------------------------------------------------------------------------------------
Vereinbarung Executive MBA                   Thomas Meier                       Kosten Lehrgang MBA
--------------------------------------------------------------------------------------------------------------------------
Anstellungsvertrag                           Andre Seiler                       Arbeitsvertrag
--------------------------------------------------------------------------------------------------------------------------
Anstellungsvertrag                           Carlo Plozza                       Arbeitsvertrag
--------------------------------------------------------------------------------------------------------------------------
Anstellungsvertrag                           Annette Burger                     Arbeitsvertrag
--------------------------------------------------------------------------------------------------------------------------
Anstellungsvertrag inkl. Kundigung           Caroline Mettler                   Arbeitsvertrag
--------------------------------------------------------------------------------------------------------------------------
Anstellungsvertrag inkl. Kundigung           Michael Hoh                        Arbeitsvertrag
--------------------------------------------------------------------------------------------------------------------------
Anstellungsvertrag                           Andrea Stierlin                    Arbeitsvertrag
--------------------------------------------------------------------------------------------------------------------------
Nachtrag zum Anstellungsvertrag              Andre Seiler                       diverses
--------------------------------------------------------------------------------------------------------------------------
Nachtrag zum Anstellungsvertrag              Carlo Plozza                       diverses
--------------------------------------------------------------------------------------------------------------------------
Nachtrag zum Anstellungsvertrag              Annette Burger                     diverses
--------------------------------------------------------------------------------------------------------------------------
Nachtrag zum Anstellungsvertrag              Thomas Meier                       diverses
--------------------------------------------------------------------------------------------------------------------------
Nachtrag zum Anstellungsvertrag              Michael Hoh                        diverses
--------------------------------------------------------------------------------------------------------------------------
Nachtrag zum Anstellungsvertrag              Andrea Stierlin                    diverses
--------------------------------------------------------------------------------------------------------------------------
Mandate Contracts
--------------------------------------------------------------------------------------------------------------------------
Mandatsvertrag                               HTV Aktiengesellschaft
--------------------------------------------------------------------------------------------------------------------------
Mandatsvertrag                               HTV Aktiengesellschaft
--------------------------------------------------------------------------------------------------------------------------
Mandatsvertrag                               Hotelerie Consulting TT AG
--------------------------------------------------------------------------------------------------------------------------
Agreement                                    Alvarado Guido (Eng)
--------------------------------------------------------------------------------------------------------------------------
Agreement                                    Ossenbach Carlos                   Zusammenarbeit
--------------------------------------------------------------------------------------------------------------------------
Mandatsvertrag                               Hotelerie Consulting TT AG
--------------------------------------------------------------------------------------------------------------------------
Mandatsvertrag                               Caroline M. Long                   Director Interior Design
--------------------------------------------------------------------------------------------------------------------------
Mandatsvertrag                               Mercuri Urval                      Rekurtierung
--------------------------------------------------------------------------------------------------------------------------
Dienstleistungsauftrag                       BFZ Services AG                    Mandatsvertrag uber 84 Arbeitsstunden
--------------------------------------------------------------------------------------------------------------------------
Nachtrag zum DL-Auftrag BFZ                  BFZ Services AG                    Keine fixe Anzahl Arbeitsstunden
--------------------------------------------------------------------------------------------------------------------------
Mandatsvertrag                               Punter and Berndt                  Verwaltung Versicherungsportefeuilles KMU
--------------------------------------------------------------------------------------------------------------------------
Angebot                                      CMA Companion (E. Rosenberger)     Zusammenarbeit
--------------------------------------------------------------------------------------------------------------------------
Verwaltungsratshonorare
--------------------------------------------------------------------------------------------------------------------------
Phone Contracts / Communication
--------------------------------------------------------------------------------------------------------------------------
Vertrag BusinessLINE ISDN                    Swisscom Fixnet und Sunvesta       Vertrag Festanschluss
--------------------------------------------------------------------------------------------------------------------------
Vertrag MultiLINE ISDN                       Swisscom Fixnet und Sunvesta       Vertrag Festanschluss
--------------------------------------------------------------------------------------------------------------------------
Vertrag MultiLINE ISDN                       Swisscom Fixnet und Sunvesta       Vertrag Festanschluss
--------------------------------------------------------------------------------------------------------------------------
Vertrag ADSL 3500 (3500/300 kbit/s)          Swisscom Fixnet und Sunvesta       Vertrag Datenleitung
--------------------------------------------------------------------------------------------------------------------------
Vertrag DSL Professionell 1200/1200 Zone2    Swisscom Fixnet und Sunvesta       Vertrag Datenleitung
--------------------------------------------------------------------------------------------------------------------------
Bestellung Breitbandzugang fur SDSL          Swisscom Fixnet und Sunvesta       Vertrag Datenleitung
--------------------------------------------------------------------------------------------------------------------------
Rahmenvertrag Natel business                 Swisscom Mobile und Sunvesta       Vertrag Mobiltelefonie
--------------------------------------------------------------------------------------------------------------------------
Securities Exchange Agreement          Page 31

--------------------------------------------------------------------------------------------------------------------------
Vertrag EconomyLINE                          Swisscom fixnet                    Vertrag Festananschluss
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
Vertrag Mobile TT                            Swisscom Mobile und Sunvesta       Vertrag Mobiltelefonie
--------------------------------------------------------------------------------------------------------------------------
Vertrag Mobile AS                            Swisscom Mobile und Sunvesta       Vertrag Mobiltelefonie
--------------------------------------------------------------------------------------------------------------------------
Vertrag Mobile CP                            Swisscom Mobile und Sunvesta       Vertrag Mobiltelefonie
--------------------------------------------------------------------------------------------------------------------------
Vertrag Mobile JM                            Swisscom Mobile und Sunvesta       Vertrag Mobiltelefonie
--------------------------------------------------------------------------------------------------------------------------
Vertrag Mobile CM                            Swisscom Mobile und Sunvesta       Vertrag Mobiltelefonie
--------------------------------------------------------------------------------------------------------------------------
Vertrag Mobile JM                            Swisscom Mobile und Sunvesta       Ubernahme Rufnummer
--------------------------------------------------------------------------------------------------------------------------
Vertrag Mobile CM                            Swisscom Mobile und Sunvesta       Ubernahme Rufnummer
--------------------------------------------------------------------------------------------------------------------------
Vollmacht Nr.portierung alt Orange           Swisscom Mobile und Sunvesta       Vertrag Mobiltlefonie
--------------------------------------------------------------------------------------------------------------------------
Vertrag Mobile AST                           Swisscom Mobile und Sunvesta       Vertrag Mobiltelefonie
--------------------------------------------------------------------------------------------------------------------------
Vertragszusatz Treueangebot Sony Ericsson    Swisscom Mobile und Sunvesta       Vertrag Mobiltelefonie
--------------------------------------------------------------------------------------------------------------------------
Vertragszusatz Treueangebot Sony Ericsson    Swisscom Mobile und Sunvesta       Vertrag Mobiltelefonie
--------------------------------------------------------------------------------------------------------------------------
Vertrag Natel data basic/SIM-Karte PC        Swisscom Mobile und Sunvesta       Vertrag Mobiltelefonie
--------------------------------------------------------------------------------------------------------------------------
Vertrag Natel data basic/SIM-Karte PC        Swisscom Mobile und Sunvesta       Vertrag Mobiltelefonie
--------------------------------------------------------------------------------------------------------------------------
Vertrag Natel data basic/SIM-Karte PC        Swisscom Mobile und Sunvesta       Vertrag Mobiltelefonie
--------------------------------------------------------------------------------------------------------------------------
Vertrag Natel data basic/SIM-Karte PC        Swisscom Mobile und Sunvesta       Vertrag Mobiltelefonie
--------------------------------------------------------------------------------------------------------------------------
Vertrag Natel data basic/SIM-Karte PC        Swisscom Mobile und Sunvesta       Vertrag Mobiltelefonie
--------------------------------------------------------------------------------------------------------------------------
Vertrag Natel data basic/SIM-Karte PC        Swisscom Mobile und Sunvesta       Vertrag Mobiltelefonie
--------------------------------------------------------------------------------------------------------------------------
Vertrag Natel data basic/SIM-Karte PC        Swisscom Mobile und Sunvesta       Vertrag Mobiltelefonie
--------------------------------------------------------------------------------------------------------------------------
Vertrag Natel data basic/SIM-Karte PC        Swisscom Mobile und Sunvesta       Vertrag Mobiltelefonie
--------------------------------------------------------------------------------------------------------------------------
Anmeldebestatigung                           Cablecom
--------------------------------------------------------------------------------------------------------------------------
Kreditkartenvertrag                          Swisscard                          Kreditkarte
--------------------------------------------------------------------------------------------------------------------------
Vertrag Mobile MH                            Swisscom Mobile und Sunvesta       Vertrag Mobiltelefonie
--------------------------------------------------------------------------------------------------------------------------
Garantie Mobile AS/SonyEricsson P990i        Swisscom Mobile und Sunvesta       Garantie
--------------------------------------------------------------------------------------------------------------------------
Securities Exchange Agreement          Page 32

SCHEDULE 3.2.15

COMPANY MATERIAL CONTRACTS

NONE

Securities Exchange Agreement          Page 33